SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)
2445 McCabe Way, Suite 150, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)
(949) 757-0001 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On October 3, 2007, Cobalis Corp., a Nevada corporation (the "Registrant") received the resignation letter of S. Wayne Kay, a member of the Registrant’s board of directors.  On October 17, 2007, the Registrant received the resignation letter from Dr. Gerald Yakatan from his position as Chief Executive Officer, but retains his position as a member of the Registrant’s board of directors.  Mr. Kay was a member of the board of directors’ Nominating and Corporate Governance Committee, and was the Chair of the board’s Executive Compensation Committee.  The vacant positions have not yet been filled.

The resignations of Mr. Kay and Dr. Yakatan were not the result of any disagreement with the Registrant.

 Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
17.1	Resignation letter of Mr. Kay
17.2	Resignation letter of Dr. Yakatan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cobalis Corp.

Date: November 1, 2007	By:	/s/ Chaslav Radovich
Chaslav Radovich, President